Exhibit 10.76
AMENDMENT TO THE
ELIP SPLIT DOLLAR LIFE INSURANCE AGREEMENT
(ENDORSEMENT METHOD

AMENDMENT (the “Amendment”) to Executive Life Insurance Plan Split Dollar Life Insurance Agreement (Endorsement Method) (the “Agreement”), dated as of July 14, 2003 by and between Phelps Dodge Corporation, a New York corporation (the “Corporation”), and certain individuals as designated by the Corporation, in its sole discretion, for participation in the Executive Life Insurance Plan (the “Participants”), dated as of March 5, 2007. Terms used without definition herein shall have the respective meanings set forth in the Agreement.

WHEREAS, the Corporation adopted a revised Executive Life Insurance Plan, effective January 1, 2003 (the “Plan”), which is the current version of the Plan;

WHEREAS, some Participants in the Plan have life insurance policies issued pursuant to the Plan;

WHEREAS, Section 409A of the U.S. Internal Revenue Code (“Section 409A”) became effective as of January 1, 2005;

WHEREAS, guidance issued by the U.S. Internal Revenue Service permits service providers to amend their employee benefit plans (such as the Plan and the Agreement) to bring them into documentary compliance with Section 409A, including amendments which avoid the application of Section 409A;

WHEREAS, the Corporation has been performing its obligations under the Agreement in good faith compliance with Section 409A;

WHEREAS, the Corporation’s board of directors, by resolution dated November 18, 2006 (the “Resolution”), authorized certain officers of the Corporation, in the name and on behalf of the Corporation, to amend the Corporation’s employee benefit plans or similar arrangements as are necessary and appropriate to comply with Section 409A; and

WHEREAS, an authorized officer, in the name and on behalf of the Corporation, has determined that it is necessary or desirable to amend the Agreement to bring it into documentary compliance with Section 409A and related Internal Revenue Service guidance and proposed regulations.

AMENDMENT

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	This Amendment shall be effective as of January 1, 2005.

2.	Subsection (a) of Section 9 of the Agreement is hereby amended by inserting the following language at the end of such subsection:

“Any transfer of the Policy to the Participant pursuant to this Section 9(a) shall be made ten business days after the Participant’s termination date, except that if (i) the Participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) such Participant’s employment is terminated other than on account of his death and (iii) such termination occurs on or after March 1 of the calendar year following the calendar year in which first of the following events shall have occurred: (x) a Change of Control, (y) the Participant has qualified for Retirement and (z) the Participant has incurred a Disability then such transfer of the Policy shall be made on the first business day after the six month anniversary of the Participant’s termination date.”

3.	The Agreement is hereby amended to add as new Section 17 (and existing Section 17 of the Agreement is hereby renumbered as Section 18 accordingly):

“SECTION 409A: The Corporation and the Participants acknowledge and agree that any and all payments and transfers made under this Agreement are intended to comply with the applicable requirements of Section 409A of the Code and the regulations and guidance of the Department of the Treasury interpreting and implementing Section 409A.”

4.	The remaining provisions of the Agreement shall remain in full force and effect.

[Remainder of page is intentionally left blank]

IN WITNESS WHEREOF, the Corporation has duly executed this Amendment by its authorized representative and the Participant has hereunto set «Gender» hand, in each case as of the date of this Amendment.

PHELPS DODGE CORPORATION

By:__/s/ Nancy F. Mailhot_________________________
                                                                                    Name: Nancy F. Mailhot
                                                                                                                Title: Senior Vice President-
                                                                                                                Human Resources

PARTICIPANT:

_________________________